SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                           -----------------------

                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  July 27, 1998



                                  EXEL LIMITED
         --------------------------------------------------------------

            (Exact Name of Registrant as Specified in its Charter)




      Cayman Islands                 1-10804                 98-0058718
---------------------------      -------------            -----------------
     (State or Other              (Commission               (IRS Employer
       Jurisdiction               File Number)           Identification No.)
    of Incorporation)




Cumberland House, 1 Victoria Street, Hamilton, Bermuda                HM 11
------------------------------------------------------------       -----------
(Address of Principal Executive Offices)                            (Zip Code)




                                 (441) 292-8515
             -----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.     OTHER EVENTS.

      On July 27, 1998, EXEL Limited ("EXEL") issued the press release attached as Exhibit 99.1 announcing the selection of Sir Brian Corby, Robert R. Glauber and Paul Jeanbart, currently directors of Mid Ocean Limited ("Mid Ocean"), as designees to be directors of Exel Merger Company Limited ("New EXEL") following the effective time of the schemes of arrangement (the "Arrangements") pursuant to which EXEL and Mid Ocean will become wholly owned subsidiaries of New EXEL.

      On July 15, 1998, cash election forms and other customary transmittal materials were mailed to shareholders of EXEL and shareholders of Mid Ocean who are eligible to exchange their shares of EXEL and Mid Ocean, respectively, for shares of New EXEL pursuant to the terms of the Arrangements.

      Pursuant the terms of the Arrangements, holders of EXEL shares and Mid Ocean shares who choose to receive cash in lieu of exchanging their EXEL shares or Mid Ocean shares for New EXEL shares shall receive $81.23125 in cash in respect of each New EXEL share they would have been entitled to receive (which amount is equal to the average of the closing sales prices for an EXEL share on the New York Stock Exchange during the ten consecutive trading days beginning July 15, 1998 and ending July 28, 1998). The deadline for receipt of the cash elections is 5:00 p.m. on August 1, 1998.

      If the amount of cash that would be issued in the Arrangements in respect of all the EXEL shares and Mid Ocean shares electing to receive cash is more than $300 million, then $204 million of the cash shall initially be made available to EXEL shareholders (on a pro rata basis) and $96 million of the cash shall initially be made available to Mid Ocean shareholders (on a pro rata basis). If the cash pool available to either group of shareholders is not fully subscribed for within such group, then the excess cash shall be made available to the other group of shareholders.







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


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

      (c)   Exhibits
            --------

Exhibit            Description
-------            -----------
99.1               Text of press release, dated July 27, 1998, issued
                   by EXEL Limited.









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


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 28, 1998

                                    EXEL LIMITED



                                       By:/s/Paul S. Giordano
                                          -------------------------------
                                             Paul S. Giordano
                                             Secretary and General Counsel











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



                                  EXHIBIT INDEX


Exhibit            Description
-------            -----------

99.1 Text of press release, dated July 27, 1998, issued by EXEL Limited.








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